                                                                    EXHIBIT 23.2

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

Tri-Union Development Corporation
Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 22, 2000, except as to Note 11, which is as of March 23, 2001, and Note 13 which is as of July 30, 2001, relating to the consolidated financial statements of Tribo Petroleum Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.
Houston, Texas
July 30, 2001